UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009

FUDA FAUCET WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9879	13-2648442
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

Ge Jia Ba, Hua Ting, Yiyang
Jiangxi, PRC 334400
 (Address and telephone number of principal executive offices)
 (Address of principal executive offices) (zip code)

86 793-5887178
(Registrant's telephone number, including area code)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930-9725
e-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                     Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.

On February 3, 2009, the Company entered into an amendment (the “Amendment”), dated January 30, 2009,  with investors in the Company’s December 2007 private placement, which amended the securities purchase agreement dated as of December 3, 2007 (the “Purchase Agreement”) and registration rights agreement dated as of December 3, 2007 (the “Registration Agreement”), among the Company and the investors.

Pursuant to the Amendment:

•
Each of the investors agreed to exchange all then outstanding warrants issued to the investors pursuant to the Purchase Agreement for the number of shares of series A preferred stock set forth in the following table.

Investor	Shares
Barron Partners LP	1,240,785
Silver Rock I, Ltd.	69,525
Eos Holdings	39,690
1,350,000

•
The date by which the Company is to apply to list its common stock on the Nasdaq Global Market, Nasdaq Capital Market or the New York or American Stock Exchange is deferred from June 3, 2009 to June 3, 2010.

•
The requirement that the Company deliver up to 3,000,000 shares of series A preferred stock to the investors based on the Company’s EBIT per share for the years ended December 31, 2007 and 2008 is deleted.

•
The definition of “Required Effective Date” in the Registration Agreement is amended so that the next registration statement to be filed pursuant to the Registration Agreement is to be declared effective by June 3, 2010, and the Company shall not be required to update the registration statement which was declared effective by the SEC on June 17, 2008 and which covers 1,250,000 shares of common stock issuable upon exercise of warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Amendment, dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUDA FAUCET WORKS, INC.

Dated: February 5, 2009	By:	/s/ Wu Yiting
Wu Yiting
Chief Executive Officer